Exhibit 99.1

REALTY INCOME ANNOUNCES TRANSITION OF CHIEF FINANCIAL OFFICER ROLE

SAN DIEGO, CALIFORNIA, June 22, 2023…. Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, is pleased to announce the transition of its Chief Financial Officer (CFO) and Treasurer roles from Christie Kelly to Jonathan Pong, currently the company’s Head of Corporate Finance, effective January 1, 2024. The decision to appoint Mr. Pong as the new CFO comes as Ms. Kelly has decided to retire at the end of the year and follows a planned succession process. He will report to Realty Income’s President and CEO, Sumit Roy.

Mr. Pong brings a wealth of experience and a deep understanding of Realty Income’s financial operations. Since joining the company in 2014, he has played a pivotal role in the company’s growth and has consistently demonstrated his expertise in financial management and strategic planning. In his current role as Senior Vice President and Head of Corporate Finance, Mr. Pong oversees the company’s capital markets, derivatives, financial planning and analysis and investor relations functions, and has spearheaded key initiatives that have contributed to the company's financial success. His comprehensive knowledge of our business, combined with his strategic mindset and leadership skills, make him the ideal candidate to lead the finance and accounting function.

“This thoughtfully planned transition represents our commitment to harness the expertise and insights of a dedicated internal leader in a broader capacity, to bring sustainable leadership success by someone who has consistently demonstrated exceptional financial acumen and positively impacted our organization. I have worked with Jonathan for nine years, seen him evolve, and have tremendous confidence in his abilities. I’d like to thank Christie for her many contributions, including playing a key role getting us through the challenges brought on by the pandemic, and leading us through a very successful merger integration. I am grateful for Christie’s partnership and wish her continued success,” said Mr. Roy.

“Jonathan is the ideal person to lead our finance organization going forward as we continue to focus on growth and scalability,” added Michael D. McKee, Chairman of the Board of Directors. “He is a strong leader who has built a great team around him and as we move forward the team is in great hands with Jonathan. This move follows a planned succession process, and on behalf of the entire board of directors, we look forward to working with Jonathan in the years ahead. I’d also like to express our sincere appreciation to Christie for her many contributions during her tenure as CFO. We wish her the very best.”

"I am honored to have been selected as the new CFO of Realty Income," said Mr. Pong. "I look forward to continuing the strong financial stewardship that the company has established during its 54-year history. Together with our talented and committed finance and accounting team, I am confident that we will navigate the rapidly evolving market landscape and drive sustainable shareholder value for years to come."

The transition to Mr. Pong has been contemplated for some time, with a seamless handover process planned to ensure a smooth transition of responsibilities. Ms. Kelly, outgoing CFO, expressed her confidence in Mr. Pong’s ability to lead the finance team. "Jonathan has been an invaluable asset to the company, and I am confident that he will excel in his new role as CFO," said Kelly. "His extensive knowledge of our financial operations and his unwavering dedication to the company's success make him the natural choice for this position."

Prior to joining Realty Income in 2014, Mr. Pong was a Vice President in Equity Research at Robert W. Baird covering the REIT sector and began his career with Deloitte & Touche LLP. He earned a bachelor’s degree in accounting from the University of Southern California and an MBA from Cornell University. He is a CFA charterholder and Certified Public Accountant.

About Realty Income

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. The company is structured as a REIT, and its monthly dividends are supported by the cash flow from over 12,400 real estate properties primarily owned under long-term net lease agreements with commercial clients. To date, the company has declared 636 consecutive common stock monthly dividends throughout its 54-year operating history and increased the dividend 121 times since Realty Income's public listing in 1994 (NYSE: O). Additional information about the company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of future operations and results, our business and portfolio and the announcement of plans and the intentions of management including the transition of the role of CFO and Treasurer. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, the ability to satisfy the conditions to closing of the proposed transaction, and the timing thereof; the outcome of our due diligence review; our continued qualification as a REIT; general domestic and foreign business and economic or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; our clients' solvency; property ownership through joint ventures and partnerships which may limit control of the underlying investments; the continued evolution of the COVID-19 pandemic or future epidemics or pandemics, measures taken to limit their spread, the impacts on us, our business, our clients (including those in the theater and fitness industries), and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT, Inc. will be achieved; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Contact:

Steve Bakke, CFA

Vice President, Capital Markets & Investor Relations

(858) 284-5425

sbakke@realtyincome.com